Exhibit 5.1

[Lee and Li Letterhead]

April 18, 2016

ChipMOS TECHNOLOGIES INC.

No. 1, R&D Road 1, Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Re:	ChipMOS TECHNOLOGIES INC. –

Issuance of American Depositary Shares

Ladies and Gentlemen:

We act as special counsel as to the Republic of China (the “ROC”) laws for ChipMOS TECHNOLOGIES INC. (the “Company”), a company limited by shares incorporated under the laws of the ROC, in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), and the contemplated issuance of American Depositary Shares (the “ADSs”), each ADS representing twenty (20) common shares, par value NT$10 per share (the “Common Shares”), of the Company. The Common Shares underlying the ADSs are being registered pursuant to a registration statement on Form F-4 under the Securities Act (the “Registration Statement”).

In rendering the opinions set forth herein, we have examined the relevant laws and regulations of the ROC. We have also reviewed the originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement filed by the Company under the Securities Act with the United States Securities and Exchange Commission (the “Commission”) on February 26, 2016.

In such examination, we have assumed, without independent verification:

(a)	the genuineness of all signatures and seals on all documents supplied to us, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof;

(b)	all the documents submitted to us are still in full force and effect as of the date hereof and have not been otherwise amended, altered, rescinded or revoked; and

(c) all the documents/information required by us for the purpose of rendering the opinion contained herein have/has been provided by the Company and no material documents/information when required during our review process have/has been

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withheld or otherwise not provided to us for any reason (although we are not aware that any material documents/information have/has been withheld or have/has not been provided to us).

As to facts material to the opinions, we have made due inquiries with and relied on the statements of responsible officers and other employees of the Company, public officials or others, without independent verification.

Based upon the foregoing, we are of the opinion that:

(1)	The Company has been duly incorporated and validly existing as a company limited by shares under the laws of the ROC.

(2)	The Common Shares underlying the ADSs, when issued and delivered by the Company pursuant to the Merger Agreement, will be legally issued, fully paid and non-assessable. For the purpose of this legal opinion, the "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of January 21, 2016 entered into by and between the Company and ChipMOS TECHNOLOGIES (Bermuda) LTD.

(3)	Subject to the conditions and qualifications described in the Registration Statement and herein, the section of the proxy statement/prospectus included in the Registration Statement entitled "ROC Taxation / Consequences of the Ownership or Disposition of ChipMOS Taiwan Shares or ChipMOS Taiwan ADSs", insofar as it relates to the ROC tax regulations currently applicable to the non-ROC holders of the ADSs described therein, represents our opinion as to the material ROC tax consequences of the ownership and disposition of the ADSs.

The foregoing opinions are subject to the following qualification:

The opinions set forth herein are given with respect to the laws and regulations of the ROC and the prevailing interpretation thereof as of the date hereof and do not purport to speculate as to future laws or regulations or as to future interpretations of current laws and regulations and we undertake no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason. No opinion is expressed as to the laws of any other jurisdiction.

We express no opinion on any issue relating to the ROC tax consequences of the Merger other than those set forth in the Registration Statement and herein. Our opinion does not address any foreign tax consequences that may result from the transactions described in the Registration Statement. An opinion of counsel is not binding on the ROC tax authorities or the courts, and there can be no assurance that the ROC tax authorities or a court will not take a contrary position or that such

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contrary position will not be upheld.

We hereby consent to the use of this letter in, and the filing hereof as an Exhibit to, the Registration Statement, and to the reference to our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Sincerely yours,

LEE AND LI

/s/ Abe T. S. Sung Abe T. S. Sung	/s/ Benjamin Y. Li Benjamin Y. Li